EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Investor Relations 847-607-2012

Stericycle, Inc. Reports Results

for the Fourth Quarter 2018

LAKE FOREST, Ill., February 28, 2019 - Stericycle, Inc. (Nasdaq: SRCL) today reported results for the fourth quarter 2018.

FOURTH QUARTER HIGHLIGHTS COMPARED TO PRIOR YEAR:

•

Revenues were $852.7 million, a decrease of 4.0%; organic revenues decreased 1.1%, reflecting 13.8% organic growth in Secure Information Destruction, offset by the expected declines in the small quantity (“SQ”) medical waste business and Communication and Related Services (“CRS”).

•

Gross profit was $328.7 million, a decrease of 4.4%, due to non-cash impairment charges; Adjusted gross profit was $346.6 million, a 0.4% increase, in part due to growth in Secure Information Destruction.

•

Loss per share (“EPS”) was $3.51, due to non-cash goodwill impairment charges and other adjusting items; Adjusted diluted earnings per share (“Adjusted EPS”) was $1.03, an increase of 3.0%, primarily driven by tax reform favorability offset by higher interest expense.

•

The Business Transformation remains on track for the planned 2020 ERP implementation in the U.S. and Canada, with 2019 focused on the building, testing and training phases; the Company continues to make progress on portfolio rationalization.

FOURTH QUARTER RESULTS

Revenues for the quarter ended December 31, 2018 were $852.7 million, a decrease of 4.0% from $887.8 million in the fourth quarter of last year.  The effect of foreign exchange rates reduced revenues by $21.4 million.  Acquisitions contributed $6.8 million to revenues, and divestitures reduced revenues by $10.4 million.  Organic revenues decreased 1.1%, driven by the expected declines in the SQ medical waste business and CRS, partially offset by strong organic growth in Secure Information Destruction.  See Tables 1-A and 1-C.

“Our performance in the quarter was in line with our expectations, with strength in our core Secure Information Destruction business and positive momentum in the regulated medical waste business,” said Charles A. Alutto, Chief Executive Officer.

Gross profit was $328.7 million, a decrease of 4.4% from $344.0 million in the fourth quarter of last year.  Gross profit as a percentage of revenues was 38.5% compared to 38.7% in the fourth quarter of last year, which decreased primarily due to non-cash impairment charges.  Adjusted gross profit was $346.6 million, a 0.4% increase.  Adjusted gross profit as a percentage of revenues increased to 40.6% compared to 38.9% in the fourth quarter of last year, in part due to Secure Information Destruction growth and depreciation. See Unaudited Condensed Consolidated Statements of (Loss) Income and Table 2-A.

Loss per share was $3.51 compared to diluted earnings per share of $0.97 in the fourth quarter of last year, predominately due to non-cash goodwill impairment charges related to CRS and Latin America, and other adjusting items.  Adjusted EPS increased 3.0% to $1.03 from $1.00 in the fourth quarter of last year, primarily driven by tax reform favorability offset by higher interest expense.  See Unaudited Condensed Consolidated Statements of (Loss) Income and Table 2-A.

CASH FLOW

Cash flow from operations for the year ended 2018 was $165.7 million, down 67.4% from $508.6 million last year, primarily as a result of the $295.0 million SQ customer class action settlement payment in the third quarter of 2018.  The Company made net repayments on its borrowings of $9.7 million and generated $25.2 million from divestitures of businesses for the year ended December 31, 2018.  Cash from operations and divestitures of businesses was primarily allocated as follows: $130.8 million for capital expenditures, $44.7 million for acquisitions, and $17.2 million for repurchases of preferred stock.

BUSINESS TRANSFORMATION

During the fourth quarter, Stericycle continued to execute its Business Transformation to improve long-term operational and financial performance.  The Company is now in the build phase of the ERP system, which will continue through the first half of 2019.

Portfolio Rationalization remains a core tenet of the Business Transformation, and the Company continues to pursue strategic alternatives for the CRS business and other non-core assets and geographies.  Today, the Company announced that it has closed on the divesture of the U.K.-based texting business, which had been part of CRS.

“Our Business Transformation, including portfolio rationalization, continues to be a priority for 2019.    Throughout the year, our team will be focused on the build, test and train phases of the ERP to ensure a successful implementation in the U.S. and Canada in 2020, followed by the international rollout beginning in 2021,” said Cindy J. Miller, President and Chief Operating Officer.

In 2018, Stericycle realized Adjusted EBITDA benefits from Business Transformation initiatives of $64.0 million, in line with its 2018 target of $60-$65 million.

In the fourth quarter, the Company recorded Business Transformation charges of $17.7 million, including $2.0 million of non-cash impairment charges, and capital expenditure payments of $9.8 million.  For the full year, the Company has recorded charges of $82.6 million, inclusive of $9.1 million in non-cash impairment charges, and capital expenditure payments of $18.0 million.  The aggregate annual cash spend was $91.5 million, below the Company’s estimate of $95-$105 million for 2018.

LEADERSHIP UPDATES

In a separate press release issued today, the Company announced that Ms. Miller has been named President and CEO, effective May 2, 2019, and that Mr. Alutto will retire as CEO, also effective at that time. In addition, Daniel V. Ginnetti, the Company’s CFO, will transition to the role of Executive Vice President of International following the appointment of a new CFO.

Additionally, as part of its ongoing efforts to ensure the Company has the skills and expertise necessary to drive performance and execute the Business Transformation, Stericycle has recently added three new executives to its leadership team.

William J. Seward joined the executive team in the newly created role of Chief Commercial Officer.  Mr. Seward brings more than 28 years of sales and marketing expertise to the Company, including extensive international experience growing multibillion service lines.  He will lead global strategic planning and bring additional focus and discipline to revenue growth, marketing and brand management, and sales execution.

Richard M. Moore joined Stericycle as Executive Vice President, North American Operations. Mr. Moore has 30 years of domestic and international experience executing on strategic plans, driving operational and productivity improvements, and improving safety and service results.  Leading North American Operations, he will have responsibility for the development and execution of operational strategies that will optimize the network and facility operations and increase efficiencies.

Joseph A. Reuter joined Stericycle as Chief People Officer.  Mr. Reuter has nearly 30 years of experience in the human resources field including international assignments and management of global human resources.  He brings a comprehensive set of skills and experiences to our organization, including implementation of human capital processes and technology, and will play a critical role in advancing the Company’s human resource management and safety culture during the Company’s Business Transformation.

FINANCIAL GUIDANCE

Recently, the Stericycle leadership team reevaluated its guidance practices and how the Company will provide key performance indicators that can be more accurately predicted, enhancing the quality of our guidance estimates. The Company considered a variety of factors including its long-term strategy, ongoing Business Transformation, portfolio rationalization efforts, planned ERP implementation, and leadership changes. The Company believes the metrics selected most appropriately reflect its measurement of financial performance.

Quarter to quarter, the Company will continue to provide quantitative updates on the performance of its service lines as well as qualitative insights on how various scenarios may impact future earnings so that stakeholders have appropriate information with which to measure progress.

Stericycle today provided financial guidance for the full-year 2019, as summarized in the following table:

(In millions, except per share data)
Revenues	$3,408 - $3,533
Adjusted EBITDA percentage of revenues (a) (b)	19.4% - 20.1%
Adjusted tax rate (b)	25.5% - 26.5%
Adjusted diluted earnings per share (b)	$3.32 - $3.72
Shares outstanding	90.7
Capital expenditures	$180 - $200

(a) Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA) is Income from operations excluding certain adjusting items, Depreciation and Intangible Amortization.

(b) Guidance presented is on an adjusted (non-GAAP) basis because it is not possible to predict or provide without unreasonable effort a reconciliation reflecting the impact of future acquisitions, divestitures, certain litigation, settlements and regulatory compliance matters, business transformation, intangible amortization, operational optimization, certain other items or the impact of highly inflationary accounting on operations in Argentina or other unanticipated events, which would be included in reported (GAAP) results and could be material.

The Company’s guidance is based on currently known items and certain business assumptions including using current foreign exchange rates.  The guidance only includes acquisitions and divestitures completed through year end 2018.

CONFERENCE CALL INFORMATION

The Company is holding a conference call today, February 28, 2019, at 4:00 p.m. central time. Dial 866-516-6872 at least 5 minutes before start time.  Presentation materials will be posted prior to the conference call at http://investors.stericycle.com.  If you are unable to participate on the call, a replay will be available for 30 days by dialing 855-859-2056 or 404-537-3406, access code 6590507.  To hear a live simulcast of the call or access the audio archive, visit the Company’s investor relations page on http://investors.stericycle.com.

SAFE HARBOR STATEMENT

This document may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic and market conditions).  In particular, statements pertaining to our acquisition activity, business transformation, future dividend policy, capital expenditures, cost savings initiatives and remediation efforts with respect to identified material weaknesses contain forward-looking statements.   When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.  Actual results could differ significantly from the results described here.  Factors that could cause such differences include changes in governmental regulation of the collection, transportation, treatment and disposal of regulated waste or the proper handling and protection of personal and confidential information, the level of government enforcement of regulations governing regulated waste collection and treatment or the proper handling and protection of personal and confidential information, decreases in the volume of regulated wastes or personal and confidential information collected from customers, the ability to implement our ERP or execute on Business Transformation initiatives and achieve the anticipated benefits and cost savings, charges related to the portfolio rationalization strategy or the failure of this strategy to achieve the desired results, failure to consummate a strategic alternative transaction with respect to Communication and Related Services or other non-core businesses, potential charges related to a strategic alternative transaction with respect to Communication and Related Services, or the failure of any such transaction to achieve desired results, the obligations to service substantial indebtedness and comply with the covenants and restrictions contained in private placement notes and credit agreements, political, economic, inflationary, currency and other risks related to our foreign operations, the outcome of pending or future litigation including litigation with respect to the U.S. Foreign Corrupt Practices Act, changing market conditions in the healthcare industry, competition and demand for services in the regulated waste and secure information destruction industries, changes in the demand and price for recycled paper, failure to maintain an effective system of internal control over financial reporting, delays in implementing remediation efforts with respect to existing material weakness, identification of additional material weaknesses, failure of current remediation efforts to address existing material weaknesses, disruptions in or attacks on information technology systems, as well as other factors described in filings with the U.S. Securities and Exchange Commission, including our Annual  Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q.  As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends.  To the extent permitted under applicable law, we make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In millions, except per share data)

	Three Months Ended December 31,			Years Ended December 31,
	2018	2017	% Change	2018	2017	% Change
Revenues	$852.7	$887.8	(4.0%)	$3,485.9	$3,580.7	(2.6%)
Cost of revenues	524.0	543.8	(3.6%)	2,109.9	2,118.2	(0.4%)
Gross profit	328.7	344.0	(4.4%)	1,376.0	1,462.5	(5.9%)
Selling, general and administrative expenses	315.9	302.4	4.5%	1,178.4	1,405.1	(16.1%)
Goodwill impairment	358.7	65.0	451.8%	358.7	65.0	451.8%
Loss from operations	(345.9)	(23.4)	nm	(161.1)	(7.6)	nm
Interest expense, net	(28.7)	(22.2)	29.3%	(106.0)	(93.7)	13.1%
Other expense, net	(1.5)	(1.1)	36.4%	(8.3)	(6.6)	25.8%
Loss before income taxes	(376.1)	(46.7)	nm	(275.4)	(107.9)	155.2%
Income tax benefit	56.9	136.3	(58.3%)	29.8	150.9	(80.3%)
Net (loss) income	(319.2)	89.6	(456.2%)	(245.6)	43.0	nm
Net loss (income) attributable to noncontrolling interests	0.8	(0.4)	(300.0%)	0.9	(0.6)	(250.0%)
Net (loss) income attributable to Stericycle, Inc.	(318.4)	89.2	(457.0%)	(244.7)	42.4	nm
Mandatory convertible preferred stock dividend	-	(8.8)	(100.0%)	(25.5)	(36.3)	(29.8%)
Gain on repurchase of preferred stock	-	2.9	(100.0%)	16.9	17.3	(2.3%)
Net (loss) income attributable to Stericycle, Inc. common shareholders	$(318.4)	$83.3	(482.2%)	$(253.3)	$23.4	nm
(Loss) earnings per common share attributable to Stericycle, Inc. common shareholders:
Basic	$(3.51)	$0.98	(458.2%)	$(2.91)	$0.27	nm
Diluted	$(3.51)	$0.97	(461.9%)	$(2.91)	$0.27	nm
Weighted average number of common shares outstanding:
Basic	90.7	85.4		87.1	85.3
Diluted	90.7	85.6		87.1	85.6

Statistics (as a % of Revenues) - U.S. GAAP
Gross profit	38.5%	38.7%		39.5%	40.8%
Selling, general and administrative expenses	37.0%	34.1%		33.8%	39.2%
Loss from operations	(40.6%)	(2.6%)		(4.6%)	(0.2%)
Effective tax rate	15.1%	(291.9%)		10.8%	(139.9%)
Statistics (as a % of Revenues) - Adjusted (1)
Adjusted gross profit	40.6%	38.9%		40.2%	40.9%
Adjusted selling, general and administrative expenses	23.0%	21.8%		22.5%	21.9%
Adjusted income from operations	17.6%	17.1%		17.8%	19.0%
Adjusted EBITDA	21.2%	21.8%		21.4%	22.7%
Adjusted effective tax rate	23.8%	42.8%		25.1%	35.2%
Other Adjusted and Financial Measures (1)
Adjusted gross profit	$346.6	$345.1	0.4%	$1,401.7	$1,463.6	(4.2%)
Adjusted selling, general and administrative expenses	$196.1	$193.6	1.3%	$782.7	$782.7	(0.0%)
Adjusted income from operations	$150.5	$151.5	(0.7%)	$619.0	$680.9	(9.1%)
EBITDA	$(282.2)	$48.9	nm	$94.8	$241.9	(60.8%)
Adjusted EBITDA	$180.5	$193.9	(6.9%)	$744.6	$812.0	(8.3%)
Adjusted net income attributable to common shareholders	$93.2	$90.9	2.5%	$402.9	$393.4	2.4%
Adjusted diluted earnings per share	$1.03	$1.00	3.0%	$4.45	$4.34	2.5%
Diluted shares outstanding, under if-converted method	90.7	90.6	0.1%	90.6	90.7	(0.1%)
Depreciation - cost of revenues	$25.3	$36.7	(31.1%)	$100.3	$106.0	(5.4%)
Depreciation - selling, general and administrative expenses	$4.7	$5.7	(17.5%)	$25.3	$25.1	0.8%
Intangible amortization	$33.7	$29.9	12.7%	$130.3	$118.4	10.1%

(1)

Adjusted financial measures are Non-GAAP measures and exclude adjusting items as described and reconciled to comparable U.S. GAAP financial measures in the Reconciliation of U.S. GAAP to Non-GAAP Financial Measures contained in this Press Release.

nm - percentage change not meaningful.

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$34.3	$42.2
Accounts receivable, net	599.6	624.1
Prepaid expenses	50.0	76.5
Other current assets	63.4	49.8
Assets held for sale	-	20.8
Total Current Assets	747.3	813.4
Property, plant and equipment, net	743.5	741.0
Goodwill	3,222.2	3,604.0
Intangible assets, net	1,637.7	1,791.5
Other assets	104.8	38.4
Total Assets	$6,455.5	$6,988.3

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of long-term debt	$104.3	$119.5
Bank overdrafts	14.8	7.0
Accounts payable	225.8	195.2
Accrued liabilities	340.8	588.1
Other current liabilities	47.5	54.5
Liabilities held for sale	-	5.1
Total Current Liabilities	733.2	969.4

Long-term debt, net	2,663.9	2,615.3
Deferred income taxes	307.3	371.1
Long-term taxes payable	83.3	55.8
Other liabilities	70.7	68.1
Total Liabilities	3,858.4	4,079.7

Commitments and contingencies

Equity:
Preferred stock	-	-
Common stock	0.9	0.9
Additional paid-in capital	1,162.6	1,153.2
Retained earnings	1,789.2	2,029.5
Accumulated other comprehensive loss	(365.3)	(287.0)
Total Stericycle, Inc.’s Equity	2,587.4	2,896.6
Noncontrolling interests	9.7	12.0
Total Equity	2,597.1	2,908.6
Total Liabilities and Equity	$6,455.5	$6,988.3

STERICYCLE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Years Ended December 31,
	2018	2017
OPERATING ACTIVITIES:
Net (loss) income	$(245.6)	$43.0
Adjustments to reconcile net (loss) income to net cash from operating activities:
Depreciation	125.6	131.1
Intangible amortization	130.3	118.4
Stock-based compensation expense	24.1	21.3
Deferred income taxes	(34.1)	(290.2)
Asset impairment charges and loss on disposal of assets held for sale	418.9	112.2
Other, net	3.8	(6.7)
Changes in operating assets and liabilities, net of the effect of acquisitions and divestitures:
Accounts receivable	3.6	17.1
Prepaid expenses	(15.6)	(33.9)
Accounts payable	9.3	22.9
Accrued liabilities	(238.5)	363.0
Other assets and liabilities	(16.1)	10.4
Net cash from operating activities	165.7	508.6
INVESTING ACTIVITIES:
Capital expenditures	(130.8)	(143.0)
Payments for acquisitions, net of cash acquired	(44.7)	(52.5)
Proceeds from divestitures of businesses	25.2	1.2
Other, net	2.8	1.3
Net cash from investing activities	(147.5)	(193.0)
FINANCING ACTIVITIES:
Repayments of long-term debt and other obligations	(64.5)	(62.1)
Proceeds from foreign bank debt	12.1	13.3
Repayments of foreign bank debt	(17.8)	(31.9)
Proceeds from term loan	-	50.0
Repayments of term loan	(47.5)	(100.0)
Repayment of private placement long-term note	-	(175.0)
Proceeds from senior credit facility	1,657.2	1,739.1
Repayments of senior credit facility	(1,541.0)	(1,689.7)
Proceeds from bank overdrafts, net	8.7	2.4
Payments of capital lease obligations	(8.2)	(3.6)
Payments of deferred financing costs	(1.7)	(2.7)
Proceeds from issuance of common stock, net	20.1	10.2
Payments for repurchase of mandatory convertible preferred stock	(17.2)	(34.2)
Dividends paid on mandatory convertible preferred stock	(25.5)	(36.3)
Payments to noncontrolling interest	(0.4)	(0.7)
Net cash from financing activities	(25.7)	(321.2)
Effect of exchange rate changes on cash and cash equivalents	(0.4)	3.6
Net change in cash and cash equivalents	(7.9)	(2.0)
Cash and cash equivalents at beginning of year	42.2	44.2
Cash and cash equivalents at end of year	$34.3	$42.2

SUPPLEMENTAL CASH FLOW INFORMATION:
Net issuances of obligations for acquisitions	$30.1	$16.5
Capital expenditures in accounts payable	$30.8	$5.0
Interest paid during the year, net of capitalized interest	$93.7	$84.2
Income taxes paid during the year, net of refunds	$26.4	$128.9

RECONCILIATION OF U.S. GAAP TO NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Table 1 – A: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

THREE MONTHS ENDED DECEMBER 31, 2018

	Three Months Ended December 31,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions	Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$474.8	$497.7	$(22.9)	(1.7%)	0.2%	(0.4%)	(2.8%)	(4.6%)
Secure Information Destruction Services	233.5	202.2	31.3	13.8%	2.8%	(0.3%)	(0.8%)	15.4%
Communication and Related Services	68.3	97.2	(28.9)	(29.1%)	–	–	(0.5%)	(29.7%)
Manufacturing and Industrial Services	76.1	90.7	(14.6)	(1.5%)	–	(8.5%)	(6.0%)	(16.1%)
Total Revenues, as Reported	852.7	887.8	(35.1)	(1.1%)	0.8%	(1.2%)	(2.4%)	(4.0%)
Less: Manufacturing and Industrial Services (b)	(76.1)	(90.7)
Total Revenues, as Adjusted	$776.6	$797.1	$(20.5)	(1.1%)	0.9%	(0.3%)	(2.0%)	(2.6%)

Revenues by Geography
Domestic and Canada	$700.6	$716.4	$(15.8)	(2.6%)	0.9%	(0.3%)	(0.2%)	(2.2%)
International	152.1	171.4	(19.3)	5.1%	0.0%	(4.9%)	(11.5%)	(11.2%)
Total Revenues	$852.7	$887.8	$(35.1)	(1.1%)	0.8%	(1.2%)	(2.4%)	(4.0%)

Table 1 – B: RECONCILIATION OF REVENUES TO ADJUSTED REVENUES –

YEAR ENDED DECEMBER 31, 2018

	Years Ended December 31,
	In millions			Percentage Change (%)
	2018	2017	Change	Organic	Acquisitions	Divestitures	Foreign Exchange(a)	Change
Revenues by Service
Regulated Waste and Compliance Services	$1,932.6	$2,023.6	$(91.0)	(2.8%)	0.3%	(1.1%)	(0.9%)	(4.5%)
Secure Information Destruction Services	911.0	823.4	87.6	7.8%	2.7%	(0.4%)	0.5%	10.6%
Communication and Related Services	313.1	382.6	(69.5)	(18.2%)	0.1%	–	(0.1%)	(18.2%)
Manufacturing and Industrial Services	329.2	351.1	(21.9)	2.8%	0.2%	(5.4%)	(3.8%)	(6.2%)
Total Revenues, as Reported	3,485.9	3,580.7	(94.8)	(1.5%)	0.8%	(1.3%)	(0.7%)	(2.6%)
Less: Manufacturing and Industrial Services (b)	(329.2)	(351.1)
Total Revenues, as Adjusted	$3,156.7	$3,229.6	$(72.9)	(1.9%)	0.9%	(0.8%)	(0.4%)	(2.3%)

Revenues by Geography
Domestic and Canada	$2,830.8	$2,873.1	$(42.3)	(2.3%)	0.9%	(0.1%)	(0.0%)	(1.5%)
International	655.1	707.6	(52.5)	1.9%	0.4%	(5.9%)	(3.8%)	(7.4%)
Total Revenues	$3,485.9	$3,580.7	$(94.8)	(1.5%)	0.8%	(1.3%)	(0.7%)	(2.6%)

Table 1 – C: DISAGGREGATED REVENUES CHANGE

(In millions)
	Three Months Ended December 31, 2018	Year Ended December 31, 2018
Organic	$(10.1)	$(52.7)
Acquisitions	6.8	29.7
Divestitures	(10.4)	(45.0)
Foreign exchange	(21.4)	(26.8)
Total Change	$(35.1)	$(94.8)

(a) The comparisons at constant currency rates (foreign exchange) reflect comparative local currency balances at prior period’s foreign exchange rates.  Stericycle calculated these percentages by taking current period reported Revenues less the respective prior period reported Revenues, divided by the prior period reported Revenues, all at the respective prior period’s foreign exchange rates. This measure provides information on the change in Revenues assuming that foreign currency exchange rates have not changed between the prior and the current period.  Management believes the use of this measure aids in the understanding of changes in Revenues without the impact of foreign currency.

(b) Manufacturing and Industrial Services (“M&I”) is a customer subset prevalent in our Environmental Solutions business as well as some international markets.  M&I has historically experienced greater volatility in Revenues from period-to-period due to more pervasive market movements in customer industrial sectors such as oil and energy and the nature and timing of customer project work.  As a result, management believes it is meaningful to present Revenues with and without M&I Revenues as this aids in the understanding of changes in Revenues without the impact of a more volatile aspect of the business.

We believe these measures provide greater transparency into Stericycle’s Revenues and related results of operations.  Management uses these measures internally to monitor business unit performance and in evaluating management performance.  These measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from or a replacement for, financial measures prepared in accordance with U.S. GAAP.

Table 2-A: THREE MONTHS ENDED DECEMBER 31, 2018 AND 2017

(In millions, except per share data)
	Three Months Ended December 31, 2018
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	(Loss) Earnings Per Share
U.S. GAAP Financial Measures	$328.7	$315.9	$(345.9)	$(318.4)	$(3.51)
Adjustments:
Business Transformation (1)	0.3	(17.4)	17.7	13.2	0.15
Intangible Amortization (2)	-	(33.7)	33.7	25.8	0.28
Acquisition and Integration (3)	-	(2.3)	2.3	1.8	0.02
Operational Optimization (4)	-	(9.9)	9.9	8.5	0.09
Divestitures (5)	-	(1.4)	1.4	1.1	0.01
Litigation, Settlements and Regulatory Compliance (6)	-	(32.0)	32.0	29.0	0.33
Impairment (7)	17.6	(8.9)	385.2	314.5	3.47
Other (8)	-	(14.2)	14.2	9.3	0.10
Capital Allocation (9)	-	-	-	-	-
U.S. Tax Reform (10)	-	-	-	8.4	0.09
Adjusted Financial Measures (a)	$346.6	$196.1	$150.5	$93.2	$1.03

(In millions, except per share data)
	Three Months Ended December 31, 2017
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share
U.S. GAAP Financial Measures	$344.0	$302.4	$(23.4)	$83.3	$0.97
Adjustments:
Business Transformation (1)	0.7	(26.4)	27.1	17.4	0.20
Intangible Amortization (2)	-	(29.9)	29.9	19.6	0.23
Acquisition and Integration (3)	-	(7.2)	7.2	3.9	0.05
Operational Optimization (4)	0.4	(18.3)	18.7	12.2	0.14
Divestitures (5)	-	3.2	(3.2)	(3.1)	(0.04)
Litigation, Settlements and Regulatory Compliance (6)	-	(22.7)	22.7	6.8	0.08
Impairment (7)	-	-	65.0	67.2	0.79
Other (8)	-	(7.5)	7.5	4.6	0.05
Capital Allocation (9)	-	-	-	8.8	0.05
U.S. Tax Reform (10)	-	-	-	(129.8)	(1.52)
Adjusted Financial Measures (a)	$345.1	$193.6	$151.5	$90.9	$1.00

U.S. GAAP results for the three months ended December 31, 2018 and 2017 include:

(1) Business Transformation

2018: Cost of revenues (“COR”) includes a $0.6 million non-cash impairment charge for software and a $0.3 million credit related to other charges incurred in the U.S. and Canada.  Selling, general and administrative expenses (“SG&A”) include $5.3 million of consulting and professional services, $5.0 million of Transformation Management Office charges for internal resources and project related incentive compensation, $1.7 million SAP maintenance costs, $1.6 million related to employee terminations, $1.4 million related to non-cash impairment charges related to software, and $2.4 million of other related expenses.

2017: COR includes $0.7 million for employee terminations. SG&A includes $12.1 million of consulting and professional services, $10.8 million of employee terminations, $2.4 million related to non-cash impairment of long-lived assets, and $1.1 million of other related expenses.

(2) Intangible Amortization

2018 and 2017: SG&A includes $33.7 million and $29.9 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $2.0 million of acquisition expenses, and $0.3 million of integration expenses mostly related to acquisitions completed in the U.S.  During the fourth quarter of 2018, we completed 2 acquisitions.

2017: SG&A includes $4.5 million of acquisition expenses, $4.0 million of integration expenses related to acquisitions completed in the U.S. and a $1.3 million favorable change in the fair value of contingent consideration.  During the fourth quarter of 2017, we completed 6 acquisitions.

(4) Operational Optimization

2018: SG&A includes $0.7 million of charges in the U.S., of which $0.2 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, and $0.5 million related to the consolidation of call centers in Communication and Related Services; $9.2 million of international charges, primarily in Latin America and Asia Pacific, of which $4.8 million related to non-cash impairment charges for long-lived assets, customer relationships, and operating permits, $2.3 million related to closure, contract exit and other clean- up costs and $2.1 million of other related expenses.

2017: COR includes $0.4 million of charges related to facility rationalization in the U.K.  SG&A includes $8.8 million of charges related to facility rationalization in Japan, primarily non-cash impairment charges for long-lived assets and operating permits; $6.9 million of charges, primarily in the U.S., to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $1.9 million in non-cash impairment charges in the U.S. and Brazil, and $0.7 million related to contract exit charges in the U.K.

(5) Divestitures

2018: SG&A includes $1.4 million of professional fees associated with our Portfolio Rationalization efforts in the U.S.

2017: SG&A includes a $3.0 million gain on the sale of assets held for sale in South Africa and a $0.2 million change in fair value of assets held for sale in the U.K.

(6) Litigation, Settlements, and Regulatory Compliance

2018 and 2017: SG&A includes $32.0 million and $22.7 million, respectively, in regulatory compliance, consulting and professional services, primarily related to certain litigation matters. 2018 includes the provision, net of insurance recoveries, for the proposed securities class action settlement announced on December 19, 2018.

(7) Impairment

2018: COR includes $17.6 million related to non-cash impairment charges related to software in the U.S. SG&A includes $8.9 million non-cash impairment charges related to customer relationships and operating permits held in Mexico.

We also recorded non-cash goodwill impairment charges of $358.7 million of which $286.3 million related to Domestic CRS and $72.4 million related to Latin America reporting units.

2017: SG&A includes a $65.0 million non-cash goodwill impairment charge related to our Latin America reporting unit.

(8) Other

2018: SG&A includes $14.2 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.  Other expense, net includes a foreign exchange gain of $1.2 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2017: SG&A includes $7.5 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Capital Allocation

2017 includes dividends on our Series A mandatory convertible preferred stock of $8.8 million.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, prior to its conversion into common stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted”

method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

As a result of this conversion in September 2018, the preferred stock had no impact on Adjusted Diluted EPS or the diluted shares outstanding for the fourth quarter of 2018. The impact of excluding the preferred stock dividend from Adjusted Diluted EPS was $0.10 for the fourth quarter of 2017.  The increase in diluted shares outstanding under the “if-converted” method was 5.0 million for the fourth quarter of 2017.

The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.05 for the fourth quarter of 2017.

(10) Tax Reform

2018: Income tax benefit includes a $8.4 million charge arising from measurement period adjustments related to the U.S. Tax Cuts and Job Act of 2017 (“Tax Act”).

2017: Income tax benefit includes a $129.8 million credit from the provisional recognition of the impact of the Tax Act.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) (Loss) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $90.3 million and $46.5 million for the three months ended December 31, 2018 and 2017, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred or, by adjusting the tax effect to consider the impact of applying an annual effective tax rate on an interim basis.

The following table presents a reconciliation of Loss from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA):

(In millions)
	Three Months Ended December 31,
	2018	2017
Loss from operations	$(345.9)	$(23.4)
Depreciation	30.0	42.4
Intangible amortization	33.7	29.9
EBITDA	$(282.2)	$48.9

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Three Months Ended December 31,
	2018	2017
Adjusted income from operations	$150.5	$151.5
Depreciation	30.0	42.4
Adjusted EBITDA	$180.5	$193.9

Table 2-B: YEARS ENDED DECEMBER 31, 2018 AND 2017

(In millions, except per share data)
	Year Ended December 31, 2018
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net (Loss) Income Attributable to Common Shareholders (c)	(Loss) Earnings Per Share (d)
U.S. GAAP Financial Measures	$1,376.0	$1,178.4	$(161.1)	$(253.3)	$(2.91)
Adjustments:
Business Transformation (1)	8.1	(74.5)	82.6	61.2	0.71
Intangible Amortization (2)	-	(130.3)	130.3	97.7	1.12
Acquisition and Integration (3)	-	(9.8)	9.8	7.8	0.09
Operational Optimization (4)	-	(29.4)	29.4	22.9	0.26
Divestitures (5)	-	(20.5)	20.5	16.0	0.18
Litigation, Settlements and Regulatory Compliance (6)	-	(93.2)	93.2	74.2	0.85
Impairment (7)	17.6	(8.9)	385.2	314.5	3.62
Other (8)	-	(29.1)	29.1	25.6	0.29
Capital Allocation (9)	-	-	-	27.5	0.14
U.S. Tax Reform (10)	-	-	-	8.8	0.10
Adjusted Financial Measures (a)	$1,401.7	$782.7	$619.0	$402.9	$4.45

(In millions, except per share data)
	Year Ended December 31, 2017
	Gross Profit	Selling, General and Administrative Expenses	(Loss) Income from Operations (b)	Net Income Attributable to Common Shareholders (c)	Diluted Earnings Per Share (d)
U.S. GAAP Financial Measures	$1,462.5	$1,405.1	$(7.6)	$23.4	$0.27
Adjustments:
Business Transformation (1)	0.7	(30.6)	31.3	20.0	0.23
Intangible Amortization (2)	-	(118.4)	118.4	77.4	0.90
Acquisition and Integration (3)	-	(40.7)	40.7	26.2	0.31
Operational Optimization (4)	0.4	(70.7)	71.1	46.8	0.55
Divestitures (5)	-	(9.5)	9.5	7.1	0.08
Litigation, Settlements and Regulatory Compliance (6)	-	(327.7)	327.7	203.5	2.38
Impairment (7)	-	-	65.0	67.2	0.79
Other (8)	-	(24.8)	24.8	15.3	0.18
Capital Allocation (9)	-	-	-	36.3	0.17
U.S. Tax Reform (10)	-	-	-	(129.8)	(1.52)
Adjusted Financial Measures (a)	$1,463.6	$782.7	$680.9	$393.4	$4.34

U.S. GAAP results for the years ended December 31, 2018 and 2017 include:

(1) Business Transformation

2018: COR includes $7.7 million non-cash impairment charges related to software incurred in the U.S. and $0.4 million related to other charges.  SG&A include $44.9 million of consulting and professional services, $15.6 million of Transformation Management Office charges for internal resources and project related incentive compensation, $4.5 million of SAP maintenance costs, $3.7 million related to employee terminations, $1.4 million related to non-cash impairment charges for software, and $4.4 million of other related expenses.

2017: COR includes $0.7 million for employee terminations. SG&A include $16.4 million of consulting and professional services, $10.8 million of employee terminations, $2.4 million related to non-cash impairment charge for software incurred in Latin America, and $1.0 million of other related expenses.

(2) Intangible Amortization

2018 and 2017: SG&A includes $130.3 million and $118.4 million, respectively, of intangible amortization expense from acquisitions.

(3) Acquisition and Integration

2018: SG&A includes $7.4 million of acquisition expenses, $2.2 million of integration expenses mostly related to acquisitions completed in the U.S., and a $0.2 million unfavorable change in fair value of contingent consideration.  During 2018, we completed 21 acquisitions.

2017: SG&A includes $10.6 million of acquisition expenses, $30.5 million of integration expenses, mostly related to acquisitions completed in the U.S., and a $0.4 million favorable change in fair value of contingent consideration.  During 2017, we completed 30 acquisitions.

(4) Operational Optimization

2018: SG&A includes $9.4 million of charges in the U.S., of which $3.6 million related to charges to improve operational efficiency such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations, $3.7 million related to the consolidation of call centers in Communication and Related Services, $1.1 million related to employee terminations, and $1.0 million related to non-cash impairment charges for long-lived assets; $20.0 million of international charges, of which $11.3 million relates to non-cash impairment charges for long-lived assets, customer relationships, and operating permits, primarily in Latin America and Asia Pacific, and rationalization of a tradename in Europe, $6.4 million of international charges related to closure, contract exit and other clean-up costs incurred in several international locations, $0.2 million related to employee terminations, and $2.1 million of other related expenses.

2017: COR includes $0.4 million of charges related to facility rationalization in the U.K. SG&A includes $41.6 million of charges in the U.S. ($8.9 million non-cash impairment charges related to operating permits and rationalization of tradenames, $1.6 million employee terminations, $9.2 million consulting and professional services to reduce operational redundancies and $21.9 million to improve operational efficiency, such as optimizing overall logistics and sales functions primarily for Secure Information Destruction locations), $15.7 million operational optimization costs in Latin America ($3.2 million employee terminations, $8.3 million non-cash impairment charges for long-lived assets, operating permits and customer relationships and $4.2 million of other rationalization and environmental costs), $8.8 million of charges related to facility rationalization in Japan, primarily non-cash impairment charges for long-lived assets and operating permits; and $4.6 million of contract exit charges in the U.K.

(5) Divestitures

2018: SG&A includes $14.6 million of charges in the U.S., of which $7.0 million relates to non-cash asset impairment charges arising from the sale of a business in the U.S. and $7.6 million of professional fees associated with our Portfolio Rationalization efforts; $5.9 million of charges in the U.K., of which $4.4 million relates to non-cash asset impairment charges arising from changes in the fair value of assets sold, and $1.5 million of charges related to finalization of divestiture accounting arising from a disposal of a business in the U.K.

2017: SG&A includes $5.9 million of non-cash asset impairment charges arising from changes in the fair value of assets held for sale in the U.K. and $6.6 million related to a loss on disposal from the sale of certain assets and liabilities in the U.K., partially offset by a $3.0 million gain on the sale of assets held for sale in South Africa.

(6) Litigation, Settlements, and Regulatory Compliance

2018: SG&A includes $93.2 million in regulatory compliance, consulting and professional services, primarily related to certain litigation matters.  2018 includes the provision, net of insurance recoveries, for the proposed securities class action settlement announced on December 19, 2018.

2017: SG&A includes $295.0 million for the small quantity medical waste customer class action settlement and $32.7 million in regulatory compliance, consulting and professional services, primarily related to certain litigation matters.

(7) Impairment

2018: COR includes $17.6 million related to non-cash impairment charges related to software in the U.S. SG&A includes $8.9 million non-cash impairment charges related to customer relationships and operating permits held in Mexico.

We also recorded non-cash goodwill impairment charges of $358.7 million of which $286.3 million related to Domestic CRS and $72.4 million related to Latin America reporting units.

2017: SG&A includes a $65.0 million non-cash goodwill impairment charge related to our Latin America reporting unit.

(8) Other

2018: SG&A includes $29.1 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.  Other expense, net includes a foreign exchange loss of $3.8 million related to the re-measurement of net monetary assets held in Argentina as a result of its designation as a highly inflationary economy.

2017: SG&A includes $24.8 million of consulting and professional services related to the implementation of new accounting standards as well as internal control remediation activities.

(9) Capital Allocation

2018: Interest expense, net includes $2.7 million of pre-tax debt modification charges related to amending our credit agreements.

2018 and 2017 includes dividends on our Series A mandatory convertible preferred stock of $25.5 million and $36.3 million, respectively.

For the purpose of calculating the ultimate EPS impact of our mandatory convertible preferred stock, we show the impact by excluding the mandatory convertible preferred stock dividend and using the “if-converted” method of share dilution.  This provides insight to how our diluted share count was affected by the potential conversion of the mandatory convertible preferred shares prior to their actual conversion in September 2018.

The impact of excluding the preferred stock dividend from Adjusted Diluted EPS is $0.29 and $0.42 for the years ended 2018 and 2017, respectively.  The increase in diluted shares outstanding under the “if-converted” method was 3.5 million and 5.1 million for the years ended December 31, 2018 and 2017, respectively.

The impact of all adjusting items under the “if-converted” method to our Adjusted Diluted EPS has a dilutive effect of $0.17 and $0.25 for the years ended December 31, 2018 and 2017, respectively.

(10) Tax Reform

2018:  Income tax benefit includes an $8.8 million charge arising from measurement period adjustments related to the Tax Act.

2017:  Income tax benefit includes a $129.8 million credit from the provisional recognition of the impact of the Tax Act.

(a) The Non-GAAP financial measures contained in this press release are reconciled to the most comparable measures calculated in accordance with U.S. GAAP in the schedules attached to this release.  Management believes the Non-GAAP financial measures are useful measures of Stericycle’s performance because they provide additional information about Stericycle’s operations and exclude certain adjusting items, allowing better evaluation of underlying business performance and better period-to-period comparability.  Additionally, the Company uses such Non-GAAP financial measures in evaluating business unit and management performance.  All Non-GAAP financial measures are intended to supplement the applicable U.S. GAAP measures and should not be considered in isolation from, or a replacement for, financial measures prepared in accordance with U.S. GAAP and may not be comparable to, or calculated in the same manner as Non-GAAP financial measures published by other companies.

(b) (Loss) Income from Operations and Adjusted Income from Operations provide the basis for other financial measures.

(c) Under the Net (Loss) Income Attributable to Common Shareholders column, adjustments are shown net of tax in aggregate of $164.7 million and $225.1 million for the years ended December 31, 2018 and 2017, respectively, based on applying the statutory tax rate for the jurisdictions in which the adjustment occurred.

(d) EPS calculated on a quarterly basis, and, as such, the amounts may not total the calculated full-year EPS.

The following table presents a reconciliation of Loss from Operations to Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA):

(In millions)
	Years Ended December 31,
	2018	2017
Loss from operations	$(161.1)	$(7.6)
Depreciation	125.6	131.1
Intangible amortization	130.3	118.4
EBITDA	$94.8	$241.9

The following table presents the calculation of Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (Adjusted EBITDA):

(In millions)
	Years Ended December 31,
	2018	2017
Adjusted income from operations	$619.0	$680.9
Depreciation	125.6	131.1
Adjusted EBITDA	$744.6	$812.0